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                                                                   EXHIBIT 10.44

                            ASSET PURCHASE AGREEMENT

       This ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of September 4, 1997 ("Effective Date"), by and between Southwestern Ice, Inc., a Texas corporation (the "Buyer"), a wholly-owned subsidiary of Packaged Ice, Inc., a Texas corporation, or Buyer's nominee, and CJC, Inc., a Nevada corporation (the "Seller"), with respect to the following facts:

                                    RECITALS

       A. Seller owns written data and information concerning businesses and persons located in San Diego County, California which purchase commercial quantities of ice, including customer identification requirements and credit histories (the "Customer List").

       B. Seller desires to sell the Customer List to Buyer upon the conditions set forth in this Agreement.

       C. Buyer desires to purchase the Customer List from Seller, upon the terms and subject to the conditions set forth in this Agreement.

       NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto hereby agree as follows:

                                   ARTICLE I
                               PURCHASE AND SALE

       1.1 Agreement to Purchase and Sell Customer List. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller will sell, transfer, convey, assign and deliver to the Buyer, and the Buyer will purchase or acquire from the Seller, all right, title and interest of the Seller in and to the Customer List in every form in which such information is recorded including physical documents and in machine readable form.

       1.2 Excluded Assets. Customer List is the only asset of Seller being purchased by Buyer.

       1.3 Liabilities. Buyer shall not assume (and shall not be deemed to assume) and shall not be responsible for, any liabilities, debts or obligations of Seller, of any kind or nature whatsoever. Seller shall be responsible for and shall pay, discharge and satisfy all of the liabilities, debts and obligations of Seller. Seller shall indemnify, defend and hold Buyer completely free and harmless from the same including but not limited to attorneys' fees and litigation costs incurred in resisting and defending against the assertion of any of the same against Buyer.

       1.4 Purchase Price and Method of Payment. The total purchase price to be paid by Buyer for the Customer List (the "Purchase Price") shall consist of a cash payment at the Closing to Seller of One Million Thirty Thousand Dollars ($1,030,000). The cash payment to Seller at the Closing shall be paid by wire transfer or cashier's check.
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       1.5    Covenant Not to Compete.  At the Closing, the Seller shall enter into a Covenant Not to Compete with Buyer (the "Non-Compete Agreement") in substantially the form set forth in Exhibit A.

       1.6 Escrow Deposit. At the Closing, (i) the Seller shall enter into a pledge and escrow agreement substantially in the form attached as Exhibit B (the "Escrow Agreement") with Buyer, as escrow agent (the "Escrow Agent"); (ii) Seller shall deposit with Buyer $260,000; and (iii) Buyer, as Escrow Agent shall hold said $260,000 pursuant to the terms of the Escrow Agreement (the "Escrow Fund").

       1.7 Closing. The date of Closing (herein referred to as the "Closing Date") shall be on or before September 3, 1997 with the actual day of Closing on or before such date as mutually agreed to by the parties in writing; provided, Buyer may elect to postpone the Closing to not later than September 15, 1997. Unless otherwise agreed, the Closing shall take place at the offices of Luce, Forward, Hamilton & Scripps LLP, 600 West Broadway, Suite 2600, San Diego, California, at the hour of 4:00 p.m.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

       Except as specifically disclosed by Seller to Buyer in this Agreement or in Seller's Disclosure Memorandum (which disclosures shall be deemed to modify and qualify each of the following representations and warranties of Seller), Seller represents and warrants to Buyer as follows:

       2.1 Corporate Status. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller only conducts its business in San Diego County and is not required to be qualified to do business in any other jurisdiction. Seller has all necessary corporate powers to carry on the Business as it is now being conducted. Seller has full right, power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

       2.2 Corporate Actions. All actions and proceedings necessary to be taken by or on the part of the Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, including, to the extent required by its Articles of Incorporation, Bylaws and by law, the obtaining of votes, and consents and approvals by the shareholders and board of directors of Seller, have been duly and validly taken and obtained, and this Agreement has been duly and validly authorized, executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with and subject to its terms.

       2.3 Capitalization; No Subsidiaries. The authorized number of shares of Seller is 85,000, all of one class, of which 1000 are issued and outstanding, of which 480 shares are owned by Carlos Shannon and 420 shares are owned by Mark Ehmke. Seller has no subsidiaries.





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       2.4    No Defaults.  Neither the execution, delivery or performance by
Seller of this Agreement nor the consummation by Seller of the transactions contemplated hereby, itself or with the giving of notice or the passage of time or both, will:

              (a) Violate or conflict with the provisions of the Articles of Incorporation or the Bylaws of Seller;

              (b) Violate or conflict with or result in any breach or in any default under, result in any termination or modification of, or cause any acceleration of any obligation of its business under any contract, mortgage, indenture, agreement, lease or other instrument to which Seller is a party or by which it, its business or any of its assets is bound, or result in the creation of any encumbrance upon any of its assets such as would have a material adverse effect on its business or is assets taken as a whole; or

              (c) Violate any judgment, decree, order, statute, law, rule or regulation applicable to Seller.

       2.5 Breach. Seller is not in violation or breach of any of the terms, conditions or provisions of its Articles of Incorporation, as amended, or Bylaws, or any indenture, mortgage or deed of trust or other contracts, lease, instrument, court order, judgment, arbitration award, or decree affecting its business or its assets, to which Seller is a party or by which it is bound, and has received no notices of same, where the effect thereof would have a material adverse effect on its business or its assets, taken as a whole.


       2.6 Approvals and Consents. No approvals or consents of persons or entities not a party to this Agreement are legally or contractually required to be obtained by Seller in connection with the consummation of the transactions contemplated by this Agreement. No permit, license, consent, approval or authorization of, or filing with, any governmental regulatory authority or agency is required in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby.

       2.7    Title to and Condition of Assets; Leases.

              (a) Seller has good, valid and marketable title to all the Customer List, free and clear of all liens, encumbrances and security interests of every kind or character.

              (b) Seller has the full right, power and authority to transfer to Buyer the Customer List. Such transfer to Buyer shall not violate or conflict with the right of any other person.

       2.8 Liabilities. Except for those liabilities disclosed in this Agreement or Seller's Disclosure Memorandum, there are no liabilities or obligations of Seller relating to its business, known or unknown, due or not yet due, liquidated or unliquidated, fixed, contingent or otherwise.





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       2.9    Taxes.  Seller has filed all applicable federal, state, local and foreign tax returns required to be filed to date, in accordance with provisions of law pertaining thereto, and has paid all taxes, interest, penalties and assessments lawfully due (including without limitation income, withholding, excise, unemployment, social security, occupation, transfer, franchise, property, sales and use taxes, import, duties or charges, and all penalties and interest in respect thereof) except where the failure to file such returns or pay such taxes has no material adverse effect on the Business and the Assets taken as a whole.

       2.10 Compliance With Law and Regulations. Seller is in compliance with all requirements of law, federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it, the operation of its business and the use of its assets, except where the failure to be in such compliance would not have a material adverse effect on its business or its assets taken as a whole. Seller is in full compliance with applicable environmental laws. Seller has properly filed all reports and other documents required to be filed with federal, state, local, or foreign governments or subdivisions or agencies thereof. Seller has not received any notice, not heretofore complied with, from any federal, state or municipal authority or any insurance or inspection body that any of its properties, facilities, equipment or business procedures or practices fails to comply with any applicable law, ordinance, regulation, or requirement of any public authority or body.

       2.11 Litigation. There are no lawsuits, legal proceedings or investigations of any nature pending or, to Seller's knowledge, threatened against or affecting it which would materially impair Seller's ability to carry out the transactions contemplated by this Agreement or which asserts a claim adverse to Seller with respect to the ownership of the Customer List.

       2.12 No Broker or Finder. Seller has not employed or used the services of any broker or finder in connection with this transaction and shall hold Buyer completely free and harmless from the claims of any person claiming to have so acted on behalf of Seller.

       2.13   Operation in Ordinary Course.

              (a) Seller has operated its business in the ordinary course of business, consistent with past practice, except as related to the transactions contemplated hereby; and

              (b) Seller has maintained its books, accounts and records in the usual, customary and ordinary manner.

       2.14 Disclosure. Neither this Agreement nor Seller's Disclosure Memorandum contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.





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                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF BUYER

       Except as specifically disclosed by Buyer to Seller in this Agreement or in Buyer's Disclosure Memorandum (which disclosures shall be deemed to modify and qualify each of the following representations and warranties of Buyer), Buyer represents and warrants to Seller as follows:

       3.1 Corporate Status. Buyer is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Texas. Buyer is duly qualified to do business in each jurisdiction in which the character of and location of its assets or operations makes qualification to do business as a foreign corporation necessary. Buyer has full corporate power to carry on its business as it is now being conducted and as proposed to be conducted and to own and operate its assets. Buyer has full corporate power and authority to execute and deliver this Agreement and perform the transactions contemplated hereby.

       3.2 Corporate Actions. All corporate or other actions and proceedings necessary to be taken by or on the part of Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly taken, and this Agreement has been duly and validly authorized, executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with and subject to its terms.

       3.3 No Defaults. Neither the execution, delivery or performance by Buyer of this Agreement nor the consummation by Buyer of the transactions contemplated hereby is an event that, of itself or with the giving of notice or the passage of time or both, will:

              (a) Violate or conflict with the provisions of the Articles of Incorporation or Bylaws of Buyer;

              (b) Violate or conflict with or result in any breach of or any default under, result in any termination or modification of, or cause any acceleration of any obligation under, any contract, mortgage, indenture, agreement, lease or other instrument to which Buyer is a party or by which it is bound, or by which it may be affected, or result in the creation of any lien or encumbrance upon any of Buyer's assets, except for agreements, indentures and instruments related to the financing of the transactions contemplated by this Agreement; or

              (c) Violate any judgment, decree, order, statute, rule or regulation applicable to Buyer.

       3.4 Breach. Buyer is not in violation or breach of any of the terms, conditions or provisions of its Articles of Incorporation, as amended, its Bylaws, or any indenture, mortgage or deed of trust or other contracts, lease, instrument, court order, judgment, arbitration award, or decree materially affecting the business of the Buyer, to which Buyer is a party or by which it is otherwise bound, where the effect thereof would have a material adverse effect on the Buyer.





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       3.5    Approvals and Consents.  No approvals or consents of persons or entities not a party to this Agreement are legally or contractually required to be obtained by Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

       3.6 Litigation. There are no lawsuits, judgments, arbitrations, administrative charges or other legal proceedings, claims or governmental investigations pending against, or to Buyer's knowledge, threatened against the Buyer relating to or affecting the execution, delivery or performance of this Agreement or the ability of Buyer to perform its obligations under this Agreement.

       3.7 No Broker or Finder. There is no broker or finder or other person who would have any valid claim against any of the parties for a commission or brokerage fee or payment in connection with this Agreement or the transactions contemplated hereby as a result of any agreement of or action taken by Buyer. Buyer shall hold Seller completely free and harmless from the claims of any person claiming to have so acted on behalf of Buyer.

       3.8 Disclosure. Neither this Agreement nor Buyer's Disclosure Memorandum contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IV
                             DISCLOSURE MEMORANDUM

       Seller's Disclosure Memorandum (the "Seller's Disclosure Memorandum"), is attached to this Agreement as Attachment I, shall be executed on behalf of Seller, and shall contain accurate, true and correct information and data and, to the extent expressly set forth herein, shall be accompanied by a copy of each document referred to therein or otherwise identified as to its location to the reasonable satisfaction of Buyer. Buyer's Disclosure Memorandum (the "Buyer's Disclosure Memorandum") shall be executed on behalf of Buyer, and shall contain accurate, true and correct information and data in all material respects. Terms used and defined in this Agreement shall have the same definition when used in the Seller's Disclosure Memorandum or Buyer's Disclosure Memorandum, as the case may be, and any schedules or exhibits attached thereto.

                                   ARTICLE V
                              COVENANTS OF SELLER

       5.1 Representations and Warranties. Seller shall give detailed written notice to Buyer promptly upon learning of any fact which (i) would render untrue in any material respect any of Seller's or Buyer's representations or warranties contained in this Agreement or the information contained in Seller's Disclosure Memorandum or Buyer's Disclosure Memorandum, or (ii) would cause Seller or Buyer to fail to comply with its obligations hereunder in any material respect between the Effective Date and the Closing Date.





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       5.2    Notice of Proceeding.  Seller will promptly notify Buyer in writing upon:

              (a) Becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereby; or

              (b) Receiving any notice from any governmental department, court, agency or commission of its intention (i) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement or such transactions, or (ii) to nullify or render ineffective this Agreement or such transactions if consummated.

       5.3 Consummation of Agreement. Seller shall use its best efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement, and cause the transactions contemplated by this Agreement to be fully consummated.

       5.4 Confidentiality. Seller agrees to keep confidential any information obtained from Buyer concerning Buyer or the business of Buyer, unless readily ascertainable from public or published information, or trade sources.

       5.5 Operations. Seller agrees, through the Closing Date, at Seller's sole cost and expense to (i) keep all existing insurance policies affecting the Assets in full force and effect; (ii) continue to provide all services and maintain all of the fixed Assets in good working order in a responsible manner consistent with past practice; and (iii) upon Closing, terminate all employees and settle all employment contracts.

       5.6 Operations Pending Closing. Subsequent to the date of this Agreement and prior to the Closing Date, Seller shall cause its business to be operated in the ordinary course, consistent with past practice. Until and including the Closing Date, Seller shall use its best efforts to cause its business to maintain its insurance coverage and its books, accounts and records in the usual manner in a basis consistent with current practice and to comply in all material respects with all laws, ordinances and regulations of governmental authorities applicable to its business.

       5.7 Restrictions. Except as disclosed in this Agreement or in Seller's Disclosure Memorandum, prior to the Closing Date, and without the prior written consent of Buyer, Seller shall not:

              (a) Encumber or grant any security interest in any asset or its business; or

              (b) In the ordinary course of business, enter into any contract which obligates the Seller of its business to expend more than Ten Thousand Dollars ($10,000.00) following the Closing Date.





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       5.8    Access to Properties and Information.  Following the Effective
Date, Buyer and its representatives shall be afforded full access to all of the assets, properties, books, records, agreements, other documents and employees of Seller relating to its business, in all cases during normal business hours and upon reasonable prior notice. Buyer and its representatives shall have the right to make abstracts from or copies of any such books, records, agreements, and commitments, and Seller shall furnish Buyer's representatives with such information concerning such affairs and copies of such documents, contacts, agreements and records as Buyer may reasonably request. All such information provided to Buyer in written form by Seller to the knowledge of Seller shall be true, complete and correct and shall be deemed represented as such by Seller to Buyer. Any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of Seller. Buyer shall not contact any of Seller's employees or visit any portion of Seller's properties without Seller's prior knowledge. Buyer shall be responsible for ensuring that its employees or representatives maintain the confidentiality of any information learned during the investigation subject to the terms of
Section 6.4 hereto.

       5.9    Employees.  Buyer will not employee any employees (the
"Employees") of Seller.   If  Seller elects to terminate any Employees, the
Seller shall be solely responsible for and shall pay any severance, termination payments, COBRA benefit, accrued vacation pay and similar accrued benefit, or liabilities relating to any of the employees or to which any employee is entitled, including claims related in any way to the employment of an Employee by Seller based upon events occurring prior to the Closing Date, regardless of when any such claim or demand therefor may be made.

                                   ARTICLE VI
                               COVENANTS OF BUYER

       Buyer covenants and agrees that from the date hereof until the completion of the Closing:

       6.1 Representations and Warranties. Buyer shall give detailed written notice to Seller promptly upon learning of any fact which (i) would render untrue in any material respect any of Buyer's or Seller's representations or warranties contained in this Agreement or the information contained in Buyer's Disclosure Memorandum or Seller's Disclosure Memorandum or
(ii) would cause Buyer or Seller to fail to comply with its obligations hereunder in any material respect between the Effective Date and the Closing Date.

       6.2 Notice of Proceeding. Buyer will promptly notify Seller in writing upon:

              (a) Becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder; or

              (b) Receiving any notice from any governmental department, court, agency or commission of its intention (i) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement or such transactions, or (ii) to nullify or render ineffective this Agreement or such transactions if consummated.





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       6.3    Consummation of Agreement.  Buyer shall fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement, and cause the transactions contemplated by this Agreement to be fully carried out.

       6.4 Confidentiality. Upon the termination of this Agreement prior to Closing, Buyer shall keep confidential and shall not use in any manner any information obtained from Seller concerning Seller or the Business.


                                  ARTICLE VII
                    CONDITIONS TO THE OBLIGATIONS OF SELLER

       The obligations of Seller under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or on the Closing Date:

       7.1    Representations, Warranties and Covenants.

              (a) Each of the representations and warranties of Buyer contained in this Agreement shall have been true and correct as of the Effective Date and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent changes are permitted or contemplated pursuant to this Agreement; and

              (b) Buyer shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

       7.2 Officer's Certificate. Buyer shall have furnished Seller with a certificate, dated the Closing Date and duly executed by a duly authorized manager of Buyer, in form and substance satisfactory to the Seller, certifying that the conditions set forth in Sections 7.1(a) and (b) have been satisfied.

       7.3 Deliveries. Buyer shall have complied with each and every one of its obligations set forth in Section 9.2.

       7.4 Consents. All of the consents required to be obtained pursuant to Section 5.8 shall have been obtained.





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                                  ARTICLE VIII
                     CONDITIONS TO THE OBLIGATIONS OF BUYER

       The obligations of Buyer under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or on the Closing Date:

       8.1    Representations, Warranties and Covenants.

              (a) Each of the representations and warranties of Seller contained in this Agreement shall have been true and correct as of the Effective Date and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent changes are permitted or contemplated pursuant to this Agreement;

              (b) Seller shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or on the Closing Date; and

       8.2 Officer's Certificate. Seller shall have furnished Buyer with a certificate, dated the Closing Date and duly executed by a duly authorized executive officer of Seller, to the effect that the conditions set forth in Sections 8.1 (a) and (b) have been satisfied.

       8.3 Deliveries. Seller shall have complied with each and every one of its obligations set forth in Section 9.1.

       8.4 Legal Requirements. Buyer and its counsel shall be satisfied (i) that the consummation of the transactions contemplated herein comply with applicable state and federal legal requirements, laws, and procedures applicable to Buyer and Seller or the shareholders pursuant to which any of them may be subject or bound and (ii) that by following the procedures and making the Authorized Third Party Payments, Buyer will not succeed to any liability of Seller.


                                   ARTICLE IX
                      ITEMS TO BE DELIVERED AT THE CLOSING

       9.1 Deliveries by Seller. At the Closing, Seller shall deliver to Buyer duly executed by Seller or such other signatory as may be required by the nature of the document:

              (a) Such bill of sale, assignment and other good and sufficient instruments of sale, conveyance and transfer and assignment in form and substance reasonably satisfactory to Buyer sufficient to sell, convey, transfer and assign to Buyer all right, title and interest of Seller in and to the Customer List;





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              (b)    Certified copies of resolutions, duly adopted by the
shareholders and board of directors of Seller which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby;

              (c) The Customer List in every embodiment of same together with written certification confirmation by Seller that is retains no copy, embodiment or other record of the date and information comprising the Customer List in any form;

              (d)    The certificate referred to in Section 8.2;

              (e)    The Non-Compete Agreement executed by Seller; and

              (f)    The Escrow Agreement.
       9.2 Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller, duly executed by Buyer or other signatory as required by the nature of the document:

              (a)    The Purchase Price;

              (b) Certified copies of resolutions, duly adopted by the directors of Buyer, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby; and

              (c)    The certificate referred to in Section 7.2.

       9.3 Transfer Sales Tax. The Seller shall pay all the sales, use transfer, recording or similar taxes (other than income taxes), if any, arising out of the sale and transfer of the Customer List.

                                   ARTICLE X
                                   [RESERVED]



                                   ARTICLE XI
                                INDEMNIFICATION

       11.1 Indemnification by Seller. Seller shall indemnify, defend and hold harmless Buyer from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including reasonable attorney's fees and costs (the "Losses") that Buyer may incur or suffer, which arise, result from, or relate to: (i) any inaccuracy of Seller's representations and warranties contained in this Agreement or in any agreement, instrument or document entered into pursuant hereto or in connection with the Closing, (ii) any breach of or failure by Seller to perform any of its covenants or agreements contained in this Agreement or in any





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agreement, instrument or document pursuant hereto or in connection with the
Closing, (iii) any violation of environmental or health and safety or other laws (as in effect at the Closing) arising out of the ownership or operation of Seller's business, including the real estate upon the business is located, based on conditions existing prior to the Closing, regardless of when such claim, liability or loss is asserted, claimed or sustained, or (iv) any other liability or obligation of Seller presently existing or determined to be due after the Closing Date regardless of when such liability actually arose or was accrued. Seller shall not have any liability under this Section 11.1(a) unless Buyer gives written notice to Seller asserting a claim for such Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of two (2) years from the Closing Date, except for claims arising from breach of: (i) representations and warranties as to taxes and environmental matters, which shall survive until the expiration of the applicable statute of limitations.

       11.2   Defense of Third Party Actions.

              (a) Promptly after receipt of notice of any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party against a party to this Agreement ("Third Party Action"), the party in receipt of such notice who believes that it is entitled to indemnification under this Article XI (the "Indemnified Party") shall give notice to the other party hereto (the "Indemnifying Party") of such action. The failure of the Indemnified Party to give such notice to the Indemnifying Party will not relieve the Indemnifying Party of any liability hereunder unless it was prejudiced thereby, nor will it relieve it of any Liability which it may have other than under this Article XI.

              (b) Upon receipt of a notice of a Third Party Action, the Indemnifying Party shall have the right, at its option and at its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Party, unless the Indemnifying Party makes the election provided in paragraph (c) below.

              (c) By written notice within 20 days after receipt of a notice of a Third Party Action, an Indemnifying Party may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party agrees (a) to promptly indemnify the Indemnified Party for its expenses to date, and (b) to hold the Indemnified Party harmless from and against any and all Losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Party or any judgment in connection with that Third Party Action. The Indemnifying Party shall not in the defense of the Third Party Action enter into any settlement which does not include as a term thereof the giving by the third party claimant of an unconditional release of the Indemnified Party, or consent to entry of any judgment except with the consent of the Indemnified Party.

              (d) Upon assumption of control of the defense of a Third Party Action under paragraph (iii) above, the Indemnifying Party will not be liable to the Indemnified Party hereunder for any legal or other expenses subsequently incurred in connection with the defense of the Third Party Action, other than reasonable expenses of investigation.

              (e) If the Indemnifying Party does not elect to control the defense of a Third Party Action under paragraph (c), the Indemnifying Party shall promptly reimburse the Indemnified Party for expenses incurred by the Indemnified Party in connection with defense of such Third Party Action, as and when the same shall be incurred by the Indemnified Party.

              (f) Any party who has not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party which assumed such defense.

       11.3   Miscellaneous.

              (a) Buyer shall be entitled to indemnification hereunder whether or not the matter giving rise to the applicable liability, payment, obligation or expense was previously disclosed in writing to the Buyer prior to the Closing Date.

              (b) If any Loss is recoverable under more than one provision hereof, the Indemnified Party shall be entitled to assert a claim for such Loss until the expiration of the longest period of time within which to assert a claim for Loss under any of the provisions which are applicable.

                                  ARTICLE XII
                                 MISCELLANEOUS

       12.1 Termination of Agreement. This Agreement may be terminated at any time on or prior to the Closing Date: (a) by the mutual consent of Seller and Buyer; (b) by either Buyer or Seller if the Closing has not occurred on or before September 3, 1997 unless such date is extended by Buyer, in which case, the Closing shall not have occurred on or before September 15, 1997; or (c) by Buyer at any time prior to five (5) days after Seller has supplied all of the requested due diligence materials to Buyer if Buyer, prior to such date, determines in its sole discretion that the results of its due diligence investigation of Seller is in any way unsatisfactory. A termination pursuant to this Section 12.1 shall not relieve any Party of any liability it otherwise has for a breach of this Agreement. As a condition to any termination by Buyer hereunder, all information and materials relating to the Business and to which Buyer obtained access during the negotiations leading to, or following, execution of this Agreement, and any other writings containing excerpts of such materials or information, and any or all copies thereof, shall be delivered to Seller.

       12.2 Expenses. Each party hereto shall bear all of its expenses incurred in connection with the transactions contemplated by this Agreement, including without limitation, accounting and legal fees incurred in connection herewith.

       12.3 Further Assurances. From time to time prior to, on and after the Closing Date, each party hereto will execute all such instruments and take all such actions as any other party, being advised by counsel, shall reasonably request, without payment of further consideration, in connection with carrying out and effectuating the intent and purpose hereof and all transactions and things contemplated by this Agreement, including without limitation the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered on the Closing Date, and any and all actions which may reasonably be necessary or desirable to complete the transactions contemplated hereby. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.

       12.4 Survival of Representations and Warranties and Indemnities. All covenants, agreements, representations and warranties of the parties under this Agreement, in any Disclosure Memorandum, and any schedule or certificate or other document delivered pursuant hereto shall survive the Closing.


                                  ARTICLE XIII
                               DISPUTE RESOLUTION

       13.1 Direct Discussion. In the event of any dispute, claim, question, or disagreement arising out of or relating to this Agreement (a "Dispute"), the parties involved in such Dispute shall use their best efforts to settle such Dispute. To this effect, senior management of the parties involved shall consult and negotiate with each other in good faith to attempt to reach a just and equitable solution satisfactory to both parties.

       13.2 Arbitration. In the event that the Dispute cannot be settled under Section 13.1 above, the Dispute shall be submitted to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and the procedures set forth below. In the event of any inconsistency between the Rules of the American Arbitration Association and the procedures set forth below, the procedures set forth below shall control. Judgment upon the award rendered by the arbitrators may be enforced in any court having jurisdiction thereof.

              (a) Location. The location of the arbitration shall be in San Diego County, California.

              (b) Selection of Arbitrators. The arbitration shall be conducted by a panel of three neutral arbitrators who are independent and disinterested with respect to the parties, this Agreement, and the outcome of the arbitration. Each party shall appoint one neutral arbitrator, and these two arbitrators so selected by the parties shall then select the third arbitrator. If one party has given written notice to the other party as to the identity of the arbitrator appointed by the party, and the party thereafter makes a written demand on the other party to appoint its designated arbitrator within the next thirty days, and the other party fails to appoint its designated arbitrator within thirty-one days after receiving said written demand, then the arbitrator who has already been designated shall appoint the other two arbitrators.

              (c) Discovery. Unless the parties mutually agree in writing to some additional and specific pre-hearing discovery, the only pre-hearing discovery shall be (a) reasonably limited production of relevant and non-privileged documents, and (b) the identification of witnesses to be called at the hearing, which identification shall give the witness's name, general qualifications and position, and a brief statement as to the general scope of the testimony to be given by the witness.

The arbitrators shall decide any disputes and shall control the process concerning these pre-hearing discovery matters. Pursuant to the Rules of the American Arbitration Association, the parties may request the arbitrator or other person authorized by law to subpoena witnesses and documents for presentation at the hearing.

              (d) Case Management. Prompt resolution of any dispute is important to the parties; and the parties hereto agree that the arbitration of any dispute shall be conducted expeditiously. The arbitrators are instructed and directed to assume case management initiative and control over the arbitration process (including scheduling of events, pre-hearing discovery and activities, and the conduct of the hearing), in order to complete the arbitration as expeditiously as is reasonably practical for obtaining a just resolution of the Dispute.

              (e) Legal Representation. Counsel to the parties in connection with the negotiation of and consummation of the transactions under this Agreement shall be entitled to represent their respective party in any and all proceedings under this Section 13.2 or in any other proceeding. Seller and Buyer, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such proceeding for any reason, including but not limited to the fact such counsel or any member thereof may be a witness in any such proceeding or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the party represented by such counsel in any such proceeding.

              (f) Remedies. The arbitrators may grant any legal or equitable remedy or relief that the arbitrators deem just and equitable, to the same extent that remedies or relief could be granted by a state or federal court, provided however, that no punitive damages may be awarded. The decision of any two of the three arbitrators appointed shall be binding upon the parties.

              (g) Expenses. The expenses of the arbitration, including the arbitrators' fees, expert witness fees, and attorney's fees, may be awarded to the prevailing party, in the discretion of the arbitrators, or may be apportioned between the parties in any manner deemed appropriate by the arbitrators. Unless and until the arbitrators decide that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrators' fees as and when billed by the arbitrators.

              (h) Confidentiality. Except as set forth below, the parties shall keep confidential the fact of the arbitration, the dispute being arbitrated, the decision of the arbitrators, and any documents produced by the parties in the course of the arbitration. Notwithstanding the foregoing, the parties may disclose information about the arbitration to persons who have a need to know, such as directors, trustees, management employees, witnesses, experts, investors, attorneys, lenders, insurers, and others who may be directly affected. Once the arbitration award has become final, if the arbitration award is not promptly satisfied, then the prevailing party may, notwithstanding the foregoing, disclose information about the arbitration only to the extent necessary to obtain judicial enforcement of the award.

                                  ARTICLE XIV
                               GENERAL PROVISIONS

       14.1 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective representative, successors and assigns.
No party hereto may assign any of its rights or delegate any of its duties hereunder without the prior written consent of the other party, and any such attempted assignment or delegation without such consent shall be void. Seller agrees not to unreasonably withhold its consent to any assignment by Buyer of its rights hereunder prior to Closing to a corporation or other entity controlled by Buyer, provided that (a) such assignee will assume all obligations of Buyer hereunder, without Buyer being released, and (b) such assignment will not, in Seller's reasonable judgment, delay in any material way or make more doubtful the Closing.

       14.2 Amendments; Waivers. The terms, covenants, representations, warranties and conditions of this Agreement may be changed, amended, modified, waived, discharged or terminated only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

       14.3 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (which shall include notice by telex or facsimile transmission) and shall be deemed to have been duly made and received when personally served, or when delivered by Federal Express or a similar overnight courier service, expenses prepaid, or, if sent by telex, graphic scanning or other facsimile communications equipment, delivered by such equipment, addressed as set forth below:

              (a)    If to Buyer, then to:

                     Southwestern Ice, Inc.
                     8572 Katy Freeway
                     Houston, Texas 77024
                     Attn:  A. J. Lewis, III, President
                     Fax:  (713) 464-4681

                     With a copy to:

                     Robert G. Copeland, Esq.
                     Luce, Forward, Hamilton & Scripps
                     600 West Broadway, Suite 2600
                     San Diego, California 92101
                     Fax:  (619) 645-5332
                            and to:

                     Alan Schoenbaum, Esq.
                     Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                     1500 Nations Bank Plaza
                     300 Convent Street
                     San Antonio, Texas 78205
                     Fax:  (210) 224-2035


              (b)    If to Seller, then to:

                     Carlos Shannon
                     921 Windflower Way
                     San Diego, California 92108
                     Fax:  (___)  _____________


              (c)    With a copy to:

                     Barry Ruderman, Esq.
                     Weeks, Rathbone, Robertson & Johnson
                     225 Broadway, Suite 1515
                     San Diego, California 92101
                     Fax:  (619) 238-0257

              (d)    With a copy to:

                     Victor Mosso
                     10439 Don Pico Road
                     Spring Valley, CA  91978

Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section 14.3 providing for the giving of notice.

       14.4 Announcements. Neither party shall make any written or other announcement regarding this Agreement or any of its terms without the prior written consent of the other party.

       14.5 Non-Disclosure of Purchase Price. Seller and Buyer shall keep confidential the amount of and payment terms of the Purchase Price. Notwithstanding the foregoing, either party may disclose the terms of the Purchase Price to persons who have a need to know, such as directors, trustees, management, investors, attorneys, lenders, accountants or insurers.

       14.6 Captions. The captions of Articles and Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

       14.7 Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of California.


       14.8 Entire Agreement. This Agreement and the other documents delivered hereunder constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and supersedes all prior agreements, understandings, inducements or conditions, express or implied, oral or written, relating to the subject matter hereof, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof.

       14.9 Execution; Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized signatories, all as of the day and year first above written.


                                   SOUTHWESTERN ICE, INC., a Texas corporation


                                   By:     /s/ A. J. Lewis, III
                                       -----------------------------------------
                                          A. J. Lewis, III, President


                                   CJC, INC., a California corporation


                                   By:     /s/ Victor J. Mosso
                                       -----------------------------------------
                                          Victor J. Mosso, President

                                   EXHIBIT A

                            COVENANT NOT TO COMPETE


       This COVENANT NOT TO COMPETE ("Covenant") is made and effective on ______________, 1997, by and between Southwestern Ice, Inc., a Texas corporation ("Company"), and CJC, Inc., a California corporation ("CJC") and is made with reference to the following facts:

       A. The Company and CJC have entered into an Asset Purchase Agreement (the "Asset Purchase Agreement"), providing for the Company to purchase certain assets of CJC.

       B. The Company is unwilling to enter into the Asset Purchase Agreement unless CJC agrees to enter this Covenant.

       NOW, THEREFORE, in consideration of the premises and mutual covenants, representations and warranties contained herein and in the Asset Purchase Agreement, the parties agree as follows:

       1.     NON-COMPETITION.

              (a)  Covenant Not To Compete.

                     (i) CJC shall not at any time within the five (5) year period immediately following the date of this Covenant ("Restricted Period), directly or indirectly, in any territory in the United States or any foreign country in which the Company, any subsidiary of the Company, Packaged Ice, Inc., a Texas corporation, or any subsidiary of Packaged Ice, Inc. (collectively, the "Company Entities") are doing business or have actually investigated doing business or where their products are sold as of the date hereof:

                            (a)  engage in, or have any interest in any person,
firm, corporation, or business (whether as a shareholder, creditor, partner, consultant, holder of any beneficial interest or otherwise other than as a beneficial holder of not more than 5 percent of the outstanding voting stock of a company having at least 500 holders of voting stock) that engages in the business of producing, selling or distributing ice, which on the date hereof is conducted by the Company Entities (the "Business"), as long as the Company Entities, or any transferee of all or substantially all of the assets or stock of any of the Company Entities ("Transferee"), shall engage in the Business or similar activity during such Restricted Period;

                            (b)    attempt to hire any person who is employed
by the Company Entities, assist in the hiring by any other entity or person of any person who is at the time employed by the Company Entities or encourage any such employee to terminate his or her relationship with the Company Entities; or

                            (c)    solicit or encourage any customer of the
Company Entities to terminate its relationship with the Company Entities or to conduct with any other person any business that such customer conducts with the Company Entities.

              (b) Rights and Remedies Upon Breach. If CJC commits a breach of, or threatens to commit a breach of, Section 1(a) the Company shall have the following rights and remedies, each of which shall be independent of the other and severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

              (c) Specific Performance. CJC recognizes and agrees that any violation of Section 1(a) may not be reasonably or adequately compensated in damages and that, in addition to any other relief to which the Company may be entitled by reason of such violation, the Company shall also be entitled to permanent and temporary injunctive and equitable relief and, pending determination of any dispute with respect to such violation, no bond or security shall be required in connection therewith. Without limiting the generality of the foregoing, CJC specifically acknowledges that a showing by the Company of any breach of any provision of Section 1(a) shall constitute, for the purposes of all judicial determinations of the issue of injunctive relief, conclusive proof of all of the elements necessary to entitle the Company to interim and permanent injunctive relief against CJC with respect to such breach. If any dispute arises with respect to Section 1(a) without limiting in any way any other rights or remedies to which the Company may be entitled, CJC agrees that Section 1(a) shall be enforceable by a decree of specific performance.

              (d) Severability of Covenants. If any part of this Section 1 is held by a court of competent jurisdiction or any other governmental authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of such provision shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and such court or authority shall be empowered to substitute, to the extent enforceable, provisions similar thereto or other provisions so as to provide to the Company the benefits intended by such provisions, to the fullest extent permitted by applicable law.

       2.     PERMITTED ACTIVITIES.   Provided one hundred percent (100%) of
its requirements for block ice are purchased from Company Entities at their standard prices for block ice, CJC may engage in the following activities only within the territories in which such activities are otherwise forbidden to CJC under the introductory clause to Section 1(a) above:

              (a) The fulfillment of supply contracts for block ice related to pier construction at U.S. government facilities; and

              (b) The manufacture of artificial snow utilizing block ice for snowboarding ramps.

       3. TERM. The term of this Covenant is to be five (5) years from the date of this Covenant.

       4. ASSIGNMENT. No rights under this Covenant shall be assignable nor duties delegable by either party, except that the Company may assign and delegate any of its rights and duties hereunder to a Transferee. Nothing contained in this Covenant is intended to confer upon any person or entity, other than the parties hereto, their successors in interest and Transferees, any rights or remedies under or by reason of this Covenant unless expressly so stated to the contrary.

       5. CONSTRUCTION. This Covenant shall be construed and enforced in accordance with the laws of the State of California.

       6. SUCCESSORS AND ASSIGNEES. All covenants, representations, warranties and agreements of the parties contained herein shall be binding upon and inure to the benefit of their respective heirs, executors, administrators, personal representatives, successors, and Transferees.

       7. UNENFORCEABILITY. It is the intention of the parties hereto that the provisions of this Covenant shall be enforced to the fullest extent permissible under all applicable laws and public policies, but that the unenforceability or the modification to conform with such laws or public policies of any provision hereof shall not render unenforceable or impair the remainder of the Covenant. Accordingly, if any provision shall be determined to be invalid or unenforceable either in whole or in part, this Covenant shall be deemed amended to delete or modify, as necessary, the invalid or unenforceable provisions to alter the balance of this Covenant in order to render the same valid and enforceable.

       8. COUNTERPARTS. This Covenant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

       9. ATTORNEYS' FEES. If an action is instituted to enforce any of the provisions of this Covenant, the prevailing party in such action shall be entitled to recover from the losing party its or his reasonable attorneys' fees and costs as set by the court.

       10. NOTICES. Any notice required or permitted to be given under this Covenant shall be sufficient if such notice is in writing, delivered personally or sent by registered or certified mail, return receipt requested, addressed as follows:

To CJC :             CJC, Inc.
                     Carlos Shannon
                     921 Windflower Way
                     San Diego, California 92108

With a copy to:      Barry Ruderman, Esq.
                     Weeks, Rathbone, Robertson & Johnson
                     225 Broadway, Suite 1515
                     San Diego, California 92101

To the Company:      Southwestern Ice, Inc.
                     8572 Katy Freeway
                     Houston, Texas 77024
                     Attn: A. J. Lewis, III, President

With a copy to:      Robert G. Copeland, Esq.
                     Luce, Forward, Hamilton & Scripps LLP
                     600 West Broadway, Suite 2600
                     San Diego, California 92101

       and to:       Alan Schoenbaum, Esq.
                     Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                     1500 Nations Bank Plaza
                     300 Convent Street
                     San Antonio, Texas 78205

Notice shall be deemed given on the date of personal delivery or the date it is placed, postage prepaid, in a depository for United States Mail located within the State of California.

       11. ENTIRE AGREEMENT. This Covenant contains the entire agreement of the parties with respect to CJC's non-competition. This Covenant supersedes all other agreements whether oral or in writing, hereto before made or existing between the Company and CJC relating to CJC's non-competition. This Covenant may not be changed orally, but may be changed only by an agreement in writing signed by the party against whom enforcement of any change, modification, extension, waiver or discharge is sought.

       12. WAIVER. The waiver by either party of a breach of any provision of this Covenant shall not operate or be construed as a waiver of any subsequent breach.



CJC:                                      COMPANY:

CJC, INC., a California corporation       SOUTHWESTERN ICE, INC., a Texas
                                          corporation

By:
     --------------------------------
       Victor J. Mosso, President         By:
                                               --------------------------------
                                                 A. J. Lewis, III, President

                                   EXHIBIT B


                          PLEDGE AND ESCROW AGREEMENT


       This Pledge and Escrow Agreement (this "Escrow Agreement"), dated as of _____________, 1997, is entered into by and among Packaged Ice, Inc., a Texas corporation ("PI") and Southwestern Ice, Inc., a Texas corporation ("SWI"), Carlos Shannon, an individual ("Shannon") and CJC, Inc., a Nevada corporation ("CJC") and PI, as escrow agent and pledgeholder (the 'Escrow Agent'). PI and SWI are respectively parent and wholly own subsidiary and are sometimes herein referred to as the "Texas Parties". Shannon and CJC are related parties and are sometimes herein referred to as the "California Parties".

                                   RECITALS:

       A. PI and A Alaska Ice, Inc., a California corporation, ("Alaska") have entered into that certain Agreement and Plan of Reorganization dated ___________, 1997 (the "Reorganization Agreement"). Pursuant to the Reorganization Agreement, PI will purchase substantially all of the assets of Alaska and Alaska will receive shares of PI Common Stock, $0.01 par value per share (the "Shares").

       B. SWI, CMC Ice, Inc. a California corporation ("CMC") and Shannon have entered into that certain Asset Purchase Agreement dated ____________, 1997, (the "Asset Agreement"). Pursuant to the Asset Agreement, SWI will purchase the ice business assets of CMC including assets owned by Shannon individually and used in the ice business of CMC. Shannon and CMC will receive cash in such sales ("Asset Cash").

       C. SWI and CJC, Inc., a California corporation, ("CJC") have entered into that certain Asset Purchase Agreement, dated _________, 1997 (the "List Agreement"). Pursuant to the List Agreement, SWI will purchase an ice business customer list from CJC and CJC will receive cash in such sale ("List Cash").

       D. Pursuant to each of the Agreements referenced in Recitals A and B, the California Parties and the Texas Parties, as the case may be, have agreed that, at the closings held under each of such Agreements, (collectively the "Closing"), the California Parties will cause to be deposited into escrow a portion of the consideration received (Shares and Asset Cash ) to be received by said California Parties. The Shares and Asset Cash shall be pledged to PI to secure the indemnification of PI, as Buyer under the Reorganization Agreement and SWI, as Buyer under the Asset Agreement, which is provided for in Articles XI of the Reorganization Agreement and Asset Agreement. such deposit and pledge of Shares and Asset Cash shall be made, held and disbursed as provided in the Pledge and Escrow Agreement (the "Share/Asset Cash Pledge Agreement"), the form of which is attached to the Reorganization Agreement and Asset Agreement as Exhibit D to said agreements.


                                  EXHIBIT B

The Share/Asset Pledge Agreement shall be delivered by Alaska, CMC, Shannon and the Texas Parties at the Closings under the Reorganization Agreement and Asset Agreement.

       E. It is a condition to the consummation of the transactions contemplated by the List Agreement that at or prior to the Closing, this Escrow Agreement be entered into by the parties hereto.

       F. It is understood and agreed that the List Cash pledged hereunder (the "Escrow Fund") to PI shall constitute security for the payment, liquidation or direct satisfaction of indemnity claims ("Claims") for which any of the Texas Parties is entitled to indemnity from and against any of the Sellers, Shareholders and California Parties under any of the Reorganization Agreement , Asset Agreement and List Agreement, without regard to whether or not the source of the Escrow Fund was received under or pursuant the Agreement under which a Claim is being asserted.

       NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth and of other good and valuable consideration, the parties hereto agree as follows:

       1.            Escrow and Pledge of List Cash.

              a. CJC has caused to be delivered to Escrow Agent the aggregate sum of $260,000 in accordance with the List Agreement. The aforesaid sum has been deposited in the Escrow with the Escrow Agent and is hereby pledged by CJC to the Texas Parties. CJC hereby grants a security interest in said cash to the Texas parties.

              b. The deposit and Pledge of the List Cash by CJC shall be referred to as the Escrow Fund. The Escrow Agent shall hold the Escrow Fund not as the agent of any of the California Parties, but as pledgeholder with respect to the pledge of same pursuant to this Escrow Agreement. The Escrow Fund shall include the property referred to in Section 1a above. The Escrow Fund shall serve to secure the indemnification obligations of the California Parties to the Texas Parties under Article XI respectively of the Reorganization Agreement and the Asset Agreement and Recital E above with respect to a notice of claim (a "Notice of Claim") delivered to any of the California Parties under the Reorganization Agreement and Asset Agreement within one (1) year from the date of the Closing. Any Notice of Claim shall be deemed effective when delivered to the California parties and the Escrow Agent within one (1) year from the date of the Closing. The Escrow Fund may be held and commingled with the escrow fund held under the agreements referred to in Recitals A and B hereof.

              c. The deposit hereunder by the California Parties shall in no way limit the indemnification obligations of said parties under the Reorganization Agreement, Asset Agreement or List Agreement.


              d. The Escrow Fund shall be available and used to satisfy Claims arising under any of the Reorganization Agreement and Asset Agreement notwithstanding the fact that any portion of the





                                   EXHIBIT B

Escrow Fund so used shall have been deposited by one of the California Parties under one of said Agreements under which no indemnification Claim has arisen or is then pending. The California Parties hereby agree that with respect to the use and application of the Escrow Fund, their liabilities and obligations are joint and several and acknowledge that the deposit and Pledge hereunder by them is made on that basis. The California Parties shall have the right of contribution among themselves; however, in pursuing any such right, the California Parties shall not involve or join in any action any of the Texas Parties or seek in any manner, through judicial action or otherwise, to attach, levy or otherwise restrain the disbursement or application of the Escrow Fund.

       2. Restriction on Transferability; Release From Pledge and Escrow; Proceeds.

       a. No part of the Escrow Fund shall be released from Escrow and the Pledge except as follows upon the later of (a) 120 days from the date of the Closing or (b) the date upon which all claims in respect of which a Texas Party has submitted Notices of Claim prior to the end of the above-referenced 120 days shall have been disposed of, the Escrow Agent shall release from the Escrow and shall deliver to the order of the California Parties the balance of the List Cash, if any, remaining in the Escrow and the List Cash shall thereupon cease to be subject to the Pledge and this Escrow Agreement.

       b. With the prior approval of the Texas Parties, upon the request of a seller under the Reorganization Agreement or under the Asset Agreement, the Escrow Fund may be disbursed to pay claims, debts and obligations of any of said sellers or of the California Parties.

       3. Requirements for Notice of Claim. Any Notice of Claim filed by a Texas Party shall specify in reasonable detail the facts and circumstances of the claim; the basis on which a California Party is believed to have liability therefor; and the estimated amount of loss alleged to have been suffered or liability incurred by the Texas Party as a result thereof. Such estimates of loss or liability (while not binding on the Texas Party) shall be prepared by the Texas Party on a reasoned basis consistent with the facts and circumstances out of which the claim arose.

       4.            Satisfaction of Claims.

              a. Claims for Indemnification. The following procedures shall prevail as to satisfaction of a Claim for indemnification in favor of the Texas Parties:

                     (i) Uncontested Claims. If the Escrow Agent is furnished by the Texas Party with a Notice of Claim, and no notice of objection to such claim (a "Notice of Objection") is furnished by the California Parties to the Escrow Agent within 30 days of the date of receipt of the Notice of Claim by the Escrow Agent (which the Escrow Agent may assume to be the same as the date of receipt of the Notice of Claim by the California Parties); or

                     (ii) Agreed Claims. If the Escrow Agent shall have been furnished by the California Parties with a timely Notice of Objection, upon receipt by the Escrow Agent of a notice (a "Notice of Resolution") that the parties have subsequently agreed upon, resolved or compromised





                                   EXHIBIT B
the claim specified in the Notice of Claim (which Notice of Resolution shall be executed by the Texas Parties and acknowledged by the California Parties); or

                     (iii) Judicial Awards. If the Escrow Agent shall have been furnished by the California Parties with a timely Notice of Objection and shall subsequently be furnished with a copy of an award (an "Award") made by an arbitrator or court of competent jurisdiction with respect to the Claim specified in the Notice of Claim, and upon receipt by the Escrow Agent of an opinion of counsel for Texas Parties to the effect that the time for filing an appeal, an application for correction of the Award or a petition to vacate or correct the Award has passed, and that no such appeal, application or petition has been filed, or that the parties have waived such rights; thereupon, the Escrow Agent shall deliver to the Texas Parties that amount of the Escrow Fund which is equal to the amount specified in (i) the Notice of Claim, (ii) the Notice of Resolution or (iii) the Award, as the case may be.

       The Escrow Agent may deliver cash to the Texas Parties in satisfaction of a Claim.

              b. Government Creditors. Notwithstanding Section 4a hereof, Escrow Agent is irrevocably authorized and instructed hereby to pay directly the claims of any Government Creditor of any of the California Parties. Escrow Agent shall be entitled to disburse any such payment at any time three (3) business days following the date Escrow Agent is instructed in writing to make such payment by PI, which shall concurrently provide the California Parties with a copy of any such written instruction.

       5.            Concerning the Escrow Agent.

              a. Under no circumstances shall the Escrow Agent be liable to the California Parties for any act it may take in its capacity as Escrow Agent, or for the failure to take any action, or for any damage, loss or expenses suffered or incurred resulting therefrom or in acting hereunder, except only for acts of gross negligence or willful misconduct.

              b. The Escrow Agent may consult with counsel of its choice and may rely in good faith on advice of such counsel.

              c. The California Parties each shall indemnify and hold the Escrow Agent harmless in respect of any and all losses, costs, expenses, liabilities, judgments, assessments, penalties, damages, deficiencies, suits, actions, proceedings or demands, and attorneys fees and expenses incident thereto resulting from any action or refusal to act by the Escrow Agent in accordance with the instructions of any of the California Parties. The Escrow Agent shall promptly notify the California Parties of any asserted liability for which the Escrow Agent would be entitled to indemnification by the California Parties, and the California Parties and their legal representatives shall have, at the election of the California Parties, a right to compromise or defend any such matter involving asserted liability, through counsel of their own choosing, at their expense; provided, however, that the California Parties shall indemnify the Escrow Agent, its officers, employees and agents, against any damage resulting from the failure to pay any claims on all such litigation pending. In the event any





                                   EXHIBIT B
of the California Parties undertakes to compromise or defend any such liability, the California Parties shall notify the Escrow Agent in writing promptly of their intention to do so, and the Escrow Agent shall cooperate with the California Parties and their counsel in the compromising of or the defending against any such liabilities or claims, at the expense of the California Parties.

              d. The Escrow Agent may resign from its duties and obligations hereunder by giving at least 30 days advance notice in writing of when such resignation shall take effect. Upon any resignation or discharge of the Escrow Agent, the Texas Parties and California Parties shall jointly designate a new Escrow Agent. If the Texas Parties and California Parties cannot promptly agree upon a new Escrow Agent, a new Escrow Agent shall be appointed by the Presiding Judge of the Superior Court for the County of San Diego upon petition by PI. If the Escrow Agent is served with conflicting demands which cannot be promptly resolved, the Escrow Agent shall interplead the matter by petition in the Superior Court for the County of San Diego, which shall resolve such matter. The parties hereto consent to such proceeding being commenced and shall indemnify and hold the Escrow Agent harmless from any expense or cost including attorneys' fees, incurred in such action.

       6. Fees of the Escrow Agent. The Escrow Agent shall charge no fees for its services in acting hereunder.

       7.            Miscellaneous.

              a. Successors. This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties herein and their respective heirs, executors, successors and assigns.

              b. Amendment, Etc. This Escrow Agreement may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties hereto by their duly authorized officers or representatives. The failure of any party hereto to enforce at any time any provision of this Escrow Agreement shall in no way be construed to be a waiver of such provision, nor in any way to affect the validity of this Escrow Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Escrow Agreement shall be held to be a waiver of any other or subsequent breach.

              c. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by telecopier (confirmed thereafter by such certified mail) to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:





                                   EXHIBIT B

              (a)    if to the Texas Parties or Escrow Agent:

                            Packaged Ice, Inc.
                            8572 Katy Freeway
                            Houston, Texas 77024
                            Attn:  A.J. Lewis, III, President
                            Fax:  (713) 464-4681

                                   With a copy to:

                            Robert G. Copeland, Esq.
                            Luce, Forward, Hamilton & Scripps
                            600 West Broadway, Suite 2600
                            San Diego, CA 92101
                            Fax:  (619) 645-5332

                                       and to:

                            Alan Schoenbaum, Esq.
                            Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                            1500 Nations Bank Plaza
                            300 Convent Street
                            San Antonio, Texas 78205
                            Fax:  (210) 224-2035

              (b)    if to the California Parties:

                            Carlos Shannon
                            921 Windflower Way
                            San Diego, California 92108
                            Fax:  (___) ______________

                                       and to:

                            Barry Ruderman, Esq.
                            Weeks, Rathbone, Robertson & Johnson
                            225 Broadway, Suite 1515
                            San Diego, California 92101
                            Fax:  (619) 238-0257

Notice so given shall (in the case of notice so given by mail) be deemed to be given and received on the fifth calendar day after posting and (in the case of notice so given by telecopier or personal delivery) on the date of actual transmission or (as the case may be) personal delivery.





                                   EXHIBIT B

              d. Defined Terms. The Capitalized terms used herein without definition and which are defined in the Reorganization Agreement, Asset Agreement or List Agreement shall have the respective meanings herein as defined in said agreements.

              e. Captions. The captions appearing in this Escrow Agreement are inserted only as a matter of convenience and as a reference and in no way define, limit or describe the scope or intent of this Escrow Agreement or any of the provisions hereof.

              f. Governing Law. This Escrow Agreement shall be construed and the rights of the parties hereafter shall be governed by the laws of the State of California.

              g. Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              h. Fractional Shares. No fractional shares of the Shares shall be issued or delivered pursuant to any provision of this Escrow Agreement. In making delivery of the Shares to PI or Alaska, the Escrow Agent shall round off any fractional share resulting from any calculation hereunder to the nearer whole share.

              i. Distribution by Consent. Any other provision of this Escrow Agreement to the contrary notwithstanding, the Escrow Agent shall distribute any assets held in Escrow in such manner at such time or times as the Texas and California Parties may, in writing, jointly direct.

              j. Security Agreement. This Escrow Agreement shall constitute a Security Agreement within the meaning of the California Commercial Codes.

              k. Termination. This Escrow Agreement shall terminate when the Escrow Fund has ceased to be subject to this Escrow Agreement.

              l. Tax Identification Number. Each party hereto, except the Escrow Agent, shall provide the Escrow Agent with its Tax Identification Number ("T.I.N.") as assigned by the IRS. All interest and other income earned under the Escrow Agreement shall be allocated and paid as provided hereunder and reported by the recipient to the IRS as having been so allocated and paid.





                                   EXHIBIT B

       IN WITNESS WHEREOF, the parties have executed this Reorganization Agreement as of the date set forth herein.



 CJC, INC.                                SOUTHWESTERN ICE, INC.


 By:                                      By:
      -------------------------------          ------------------------------
 Its:                                     Its:
      -------------------------------          ------------------------------

 PACKAGED ICE, INC., as Escrow Agent
                                          PACKAGED ICE, INC.


 By:                                      By:
      -------------------------------          ------------------------------
 Its:                                     Its:
      -------------------------------          ------------------------------


 ------------------------------------
 Carlos Shannon






                                   EXHIBIT B

The undersigned, A Alaska Ice, Inc., CMC Ice, Inc., Carlos Shannon and Linda Shannon for valuable consideration, the adequacy and receipt of which is hereby acknowledged, hereby undertake, agree and confirm to the Texas Parties that the Shares and the Asset Cash, defined in, deposited under and pledged by the undersigned pursuant to the Share/Asset Cash Pledge Agreement to PI to secure the indemnification of PI, as Buyer under the Reorganization Agreement and SWI, as Buyer under the Asset Agreement, which indemnification is provided for in Articles XI of the Reorganization Agreement and Asset Agreement, shall be deemed pledged hereunder and under the Share/Asset Cash Pledge Agreement to secure the indemnification of SWI, as Buyer under the List Agreement, which indemnification is provided for in Article XI of the List Agreement. The Share/Asset Cash Pledge Agreement shall be deemed and is hereby amended to so provide.

This Escrow Agreement and the Share/Asset Cash Pledge Agreements shall operate and be interpreted to so provide.

Upon terminating of this Escrow Agreement the Escrow Fund, if any, shall be disbursed as follows: (a) Up to 100% of the original sum deposited by CJC with Escrow Agent hereunder shall be disbursed by CJC and (b) the balance, if any, to CMC Ice, Inc. and A Alaska Ice, Inc. as they shall instruct PI in writing.


A Alaska Ice, Inc.                        CMC Ice, Inc.


 By:                                      By:
      -------------------------------          ------------------------------


-------------------------------------
Carlos Shannon                            CJC, Inc.


-------------------------------------
Linda Shannon                             By:
                                               ------------------------------
Agreed:

Packaged Ice, Inc.


By:
   ----------------------------------
          A.J. Lewis III
(As a California Party, Buyer and Esrow Agent)

Southwestern Ice, Inc.


By:
   ----------------------------------
          A.J. Lewis III





                                    EXHIBIT B
                                 Page 9 of 9